The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated September 4, 2026
September , 2026 Registration Statement Nos. 333-293684 and 333-293684-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 3-I dated April 17, 2026 and the prospectus and prospectus supplement, each dated April 17, 2026
JPMorgan Chase Financial Company LLC
Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class
A Common Stock of Palantir Technologies Inc. due
September 14, 2029
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing price of one share of the Reference Stock is greater than or equal to 60.00% of the Initial Value, which we refer to as the Interest Barrier.
• The notes will be automatically called if the closing price of one share of the Reference Stock on any Review Date (other than the first through fifth and final Review Dates) is greater than or equal to the Initial Value.
• The earliest date on which an automatic call may be initiated is March 11, 2027.
• Investors should be willing to accept the risk of losing a significant portion or all of their principal and the risk that no
Contingent Interest Payment may be made with respect to some or all Review Dates.
• Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about September 11, 2026 and are expected to settle on or about September 16,
2026.
• CUSIP: 46661MSU9
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and
“Selected Risk Considerations” beginning on page PS-6 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$
$
Total
$
$
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $28.50 per $1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $950.00 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $930.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class A Common
Stock of Palantir Technologies Inc.
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Reference Stock: The Class A common stock of Palantir
Technologies Inc., par value $0.001 per share (Bloomberg
ticker: PLTR). We refer to Palantir Technologies Inc. as
“Palantir.”
Contingent Interest Payments: If the notes have not been
automatically called and the closing price of one share of the
Reference Stock on any Review Date is greater than or equal to the Interest Barrier, you will receive on the applicable Interest
Payment Date for each $1,000 principal amount note a
Contingent Interest Payment equal to at least $15.8333
(equivalent to a Contingent Interest Rate of at least 19.00% per annum, payable at a rate of at least 1.58333% per month) (to be provided in the pricing supplement).
If the closing price of one share of the Reference Stock on any
Review Date is less than the Interest Barrier, no Contingent
Interest Payment will be made with respect to that Review Date.
Contingent Interest Rate: At least 19.00% per annum, payable at a rate of at least 1.58333% per month (to be provided in the pricing supplement)
Interest Barrier/Trigger Value: 60.00% of the Initial Value
Pricing Date: On or about September 11, 2026
Original Issue Date (Settlement Date): On or about
September 16, 2026
Review Dates*: October 12, 2026, November 11, 2026,
December 11, 2026, January 11, 2027, February 11, 2027,
March 11, 2027, April 12, 2027, May 11, 2027, June 11, 2027,
July 12, 2027, August 11, 2027, September 13, 2027, October
11, 2027, November 11, 2027, December 13, 2027, January 11,
2028, February 11, 2028, March 13, 2028, April 11, 2028, May
11, 2028, June 12, 2028, July 11, 2028, August 11, 2028,
September 11, 2028, October 11, 2028, November 13, 2028,
December 11, 2028, January 11, 2029, February 12, 2029,
March 12, 2029, April 11, 2029, May 11, 2029, June 11, 2029,
July 11, 2029, August 13, 2029 and September 11, 2029 (final
Review Date)
Interest Payment Dates*: October 15, 2026, November 16,
2026, December 16, 2026, January 14, 2027, February 17,
2027, March 16, 2027, April 15, 2027, May 14, 2027, June 16,
2027, July 15, 2027, August 16, 2027, September 16, 2027,
October 14, 2027, November 16, 2027, December 16, 2027,
January 14, 2028, February 16, 2028, March 16, 2028, April 17,
2028, May 16, 2028, June 15, 2028, July 14, 2028, August 16,
2028, September 14, 2028, October 16, 2028, November 16,
2028, December 14, 2028, January 17, 2029, February 15,
2029, March 15, 2029, April 16, 2029, May 16, 2029, June 14,
2029, July 16, 2029, August 16, 2029 and the Maturity Date
Maturity Date*: September 14, 2029
Call Settlement Date*: If the notes are automatically called on any Review Date (other than the first through fifth and final
Review Dates), the first Interest Payment Date immediately
following that Review Date
Automatic Call:
If the closing price of one share of the Reference Stock on any
Review Date (other than the first through fifth and final Review
Dates) is greater than or equal to the Initial Value, the notes will be automatically called for a cash payment, for each $1,000
principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to that Review Date,
payable on the applicable Call Settlement Date. No further
payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called and the Final
Value is greater than or equal to the Trigger Value, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Contingent
Interest Payment applicable to the final Review Date.
If the notes have not been automatically called and the Final
Value is less than the Trigger Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Stock Return)
If the notes have not been automatically called and the Final
Value is less than the Trigger Value, you will lose more than
40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
Stock Return:
(Final Value – Initial Value)
Initial Value
Initial Value: The closing price of one share of the Reference
Stock on the Pricing Date
Final Value: The closing price of one share of the Reference
Stock on the final Review Date
Stock Adjustment Factor: The Stock Adjustment Factor is
referenced in determining the closing price of one share of the
Reference Stock and is set equal to 1.0 on the Pricing Date.
The Stock Adjustment Factor is subject to adjustment upon the occurrence of certain corporate events affecting the Reference
Stock. See “The Underlyings — Reference Stocks — Anti-
Dilution Adjustments” and “The Underlyings — Reference
Stocks — Reorganization Events” in the accompanying product
supplement for further information.
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a
Determination Date — Notes Linked to a Single Underlying — Notes
Linked to a Single Underlying (Other Than a Commodity Index)” and
“General Terms of Notes — Postponement of a Payment Date” in the
accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes —
Consequences of an Acceleration Event” in the accompanying product supplement and “Selected Risk Considerations — Risks Relating to the
Notes Generally — We May Accelerate Your Notes If an Acceleration
Event Occurs” in this pricing supplement

PS-2 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class A Common
Stock of Palantir Technologies Inc.
How the Notes Work
Payments in Connection with the First through Fifth Review Dates
Payments in Connection with Review Dates (Other than the First through Fifth and Final Review Dates)
The closing price of one share of the Reference Stock
is greater than or equal to the Interest Barrier.
The closing price of one share of the Reference Stock
is less than the Interest Barrier.
First through Fifth Review Dates
Compare the closing price of one share of the Reference Stock to the Interest Barrier on each Review Date.
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will be made with respect to
the applicable Review Date.
Proceed to the next Review Date.
The notes will be automatically called on the applicable Call Settlement Date and you will receive (a) $1,000 plus (b) the Contingent Interest Payment applicable to that Review Date.
No further payments will be made on the notes.
Review Dates (Other than the First through Fifth and Final Review Dates)
Automatic Call
The closing price of one
share of the Reference
Stock is greater than or
equal to the Initial Value.
The closing price of one
share of the Reference
Stock is less than the
Initial Value.
Initial
Value
You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Review Date.
The closing price of one
share of the Reference
Stock is greater than or
equal to the Interest
Barrier.
No
Automatic
Call No Contingent Interest Payment will
be made with respect to the
applicable Review Date.
Proceed to the next Review Date.
The closing price of one
share of the Reference Stock
is less than the Interest
Barrier.
Compare the closing price of one share of the Reference Stock to the Initial Value and the Interest Barrier on each Review
Date until the final Review Date or any earlier automatic call.

PS-3 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class A Common
Stock of Palantir Technologies Inc.
Payment at Maturity If the Notes Have Not Been Automatically Called
Review Dates Preceding the
Final Review Date
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment
applicable to the final Review Date.
The notes are not
automatically called.
Proceed to maturity
Final Review Date Payment at Maturity
The Final Value is greater than or equal to the
Trigger Value.
You will receive:
$1,000 + ($1,000 ×Stock Return)
Under these circumstances, you will
lose a significant portion or all of your
principal amount at maturity.
The Final Value is less than the Trigger Value.

PS-4 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class A Common
Stock of Palantir Technologies Inc.
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on a hypothetical Contingent Interest Rate of 19.00% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity. The actual Contingent Interest Rate will be provided in the pricing supplement and will be at least 19.00% per annum (payable at a rate of at least 1.58333% per month).
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
36
$570.0000
35
$554.1667
34
$538.3333
33
$522.5000
32
$506.6667
31
$490.8333
30
$475.0000
29
$459.1667
28
$443.3333
27
$427.5000
26
$411.6667
25
$395.8333
24
$380.0000
23
$364.1667
22
$348.3333
21
$332.5000
20
$316.6667
19
$300.8333
18
$285.0000
17
$269.1667
16
$253.3333
15
$237.5000
14
$221.6667
13
$205.8333
12
$190.0000
11
$174.1667
10
$158.3333
9
$142.5000
8
$126.6667
7
$110.8333
6
$95.0000
5
$79.1667
4
$63.3333
3
$47.5000
2
$31.6667
1
$15.8333
0
$0.0000

PS-5 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class A Common
Stock of Palantir Technologies Inc.
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to a hypothetical Reference Stock, assuming a range of performances for the hypothetical Reference Stock on the Review Dates. The hypothetical payments set forth below assume the following:
• an Initial Value of $100.00;
• an Interest Barrier and a Trigger Value of $60.00 (equal to 60.00% of the hypothetical Initial Value); and
• a Contingent Interest Rate of 19.00% per annum.
The hypothetical Initial Value of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial
Value. The actual Initial Value will be the closing price of one share of the Reference Stock on the Pricing Date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of one share of the Reference Stock, please see the historical information set forth under “The Reference Stock” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the sixth Review Date.
Date
Closing Price
Payment (per $1,000 principal amount note)
First Review Date
$105.00
$15.8333
Second Review Date
$115.00
$15.8333
Third through Fifth
Review Dates
Greater than Initial Value
$15.8333
Sixth Review Date
$110.00
$1,015.8333
Total Payment
$1,095.00 (9.50% return)
Because the closing price of one share of the Reference Stock on the sixth Review Date is greater than or equal to the Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,015.8333 (or $1,000 plus the
Contingent Interest Payment applicable to the sixth Review Date), payable on the applicable Call Settlement Date. The notes are not automatically callable before the sixth Review Date, even though the closing price of one share of the Reference Stock on each of the first through fifth Review Dates is greater than the Initial Value. When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,095.00. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called and the Final Value is greater than or equal to the Trigger Value.
Date
Closing Price
Payment (per $1,000 principal amount note)
First Review Date
$90.00
$15.8333
Second Review Date
$85.00
$15.8333
Third through Thirty-Fifth
Review Dates
Less than Interest Barrier
$0
Final Review Date
$90.00
$1,015.8333
Total Payment
$1,047.50 (4.75% return)
Because the notes have not been automatically called and the Final Value is greater than or equal to the Trigger Value, the payment at maturity, for each $1,000 principal amount note, will be $1,015.8333 (or $1,000 plus the Contingent Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,047.50.

PS-6 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class A Common
Stock of Palantir Technologies Inc.
Example 3 — Notes have NOT been automatically called and the Final Value is less than the Trigger Value.
Date
Closing Price
Payment (per $1,000 principal amount note)
First Review Date
$40.00
$0
Second Review Date
$45.00
$0
Third through Thirty-Fifth
Review Dates
Less than Interest Barrier
$0
Final Review Date
$40.00
$400.00
Total Payment
$400.00 (-60.00% return)
Because the notes have not been automatically called, the Final Value is less than the Trigger Value and the Stock Return is -60.00%, the payment at maturity will be $400.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00%)] = $400.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value is less than the Trigger Value, you will lose 1% of the principal amount of your notes for every 1% that the Final Value is less than the Initial
Value. Accordingly, under these circumstances, you will lose more than 40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to a Review Date only if the closing price of one share of the Reference Stock on that Review Date is greater than or equal to the Interest Barrier. If the closing price of one share of the Reference Stock on a Review Date is less than the Interest Barrier, no Contingent Interest
Payment will be made with respect to that Review Date. Accordingly, if the closing price of one share of the Reference Stock on each Review Date is less than the Interest Barrier, you will not receive any interest payments over the term of the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT ACTIVITIES AND HAS LIMITED ASSETS —
As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase
& Co. were to enter into a resolution” in the accompanying prospectus supplement.

PS-7 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class A Common
Stock of Palantir Technologies Inc.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of the Reference Stock, which may be significant. You will not participate in any appreciation of the
Reference Stock.
• THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE FINAL REVIEW DATE —
If the Final Value is less than the Trigger Value and the notes have not been automatically called, the benefit provided by the
Trigger Value will terminate and you will be fully exposed to any depreciation of the Reference Stock.
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately six months and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• YOU WILL NOT RECEIVE DIVIDENDS ON THE REFERENCE STOCK OR HAVE ANY RIGHTS WITH RESPECT TO THE
REFERENCE STOCK.
• THE RISK OF THE CLOSING PRICE OF ONE SHARE OF THE REFERENCE STOCK FALLING BELOW THE INTEREST
BARRIER OR THE TRIGGER VALUE IS GREATER IF THE PRICE OF ONE SHARE OF THE REFERENCE STOCK IS
VOLATILE.
• WE MAY ACCELERATE YOUR NOTES IF AN ACCELERATION EVENT OCCURS —
Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the notes as of the date of the notice of acceleration. An acceleration event means a Reference Stock is no longer listed or admitted to trading on its relevant exchange and the calculation agent determines, in its sole discretion, that no Replacement Reference Stock
(as defined in the accompanying product supplement) is available. If the payment on your notes is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “The Underlyings —
Reference Stocks — Delisting of a Reference Stock or Nationalization of a Reference Stock Issuer” in the accompanying product supplement for more information.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Contingent Interest Rate.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.

PS-8 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class A Common
Stock of Palantir Technologies Inc.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The
Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the price of one share of the Reference Stock. Additionally, independent pricing vendors and/or third party broker-
dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary
market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Reference Stock
• NO AFFILIATION WITH THE REFERENCE STOCK ISSUER —

PS-9 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class A Common
Stock of Palantir Technologies Inc.
We have not independently verified any of the information about the Reference Stock issuer contained in this pricing supplement.
You should undertake your own investigation into the Reference Stock and its issuer. We are not responsible for the Reference
Stock issuer’s public disclosure of information, whether contained in SEC filings or otherwise.
• THE ANTI-DILUTION PROTECTION FOR THE REFERENCE STOCK IS LIMITED AND MAY BE DISCRETIONARY —
The calculation agent will not make an adjustment in response to all events that could affect the Reference Stock. The calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the notes in making these determinations.

PS-10 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class A Common
Stock of Palantir Technologies Inc.
The Reference Stock
All information contained herein on the Reference Stock and on Palantir is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Palantir builds and deploys software platforms. The Class A common stock of Palantir, par value $0.001 per share (Bloomberg ticker: PLTR), is registered under the Securities Exchange Act of
1934, as amended, which we refer to as the Exchange Act, and is listed on The Nasdaq Stock Market, which we refer to as the relevant exchange for purposes of Palantir in the accompanying product supplement. Information provided to or filed with the SEC by Palantir pursuant to the Exchange Act can be located by reference to the SEC file number 001-39540, and can be accessed through
www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.
Historical Information
The following graph sets forth the historical performance of the Reference Stock based on the weekly historical closing prices of one share of the Reference Stock from January 8, 2021 through August 28, 2026. The closing price of one share of the Reference Stock on
September 2, 2026 was $169.46. We obtained the closing prices above and below from the Bloomberg Professional® service
(“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
The historical closing prices of one share of the Reference Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of the Reference Stock on the Pricing Date or any Review Date. There can
be no assurance that the performance of the Reference Stock will result in the return of any of your principal amount or the payment of any interest.
Tax Treatment
You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial
Contracts with Associated Coupons” in the accompanying prospectus supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in
2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying prospectus supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should

PS-11 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class A Common
Stock of Palantir Technologies Inc.
consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.

PS-12 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class A Common
Stock of Palantir Technologies Inc.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, the estimated cost of hedging our obligations under the notes and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations
— Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated Value of the Notes Will Be Lower
Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Value of the Notes as Published by JPMS
(and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Notes
for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Reference Stock” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk
Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

PS-13 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Class A Common
Stock of Palantir Technologies Inc.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 3-I dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf
• Prospectus supplement and prospectus, each dated April 17, 2026:
http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.